Exhibit 99.1
CONVERGYS NEWS RELEASE
Convergys Corporation Announces Exchange Offer of
up to $125,000,000 Aggregate Principal Amount of
New 5.75% Junior Subordinated Convertible Debentures due 2029
for
up to $122,549,019 Aggregate Principal Amount of its
Outstanding 4.875% Senior Notes due 2009
(Cincinnati; September 9, 2009) — Convergys Corporation (NYSE: CVG) (the “Company”), a global leader in relationship management, announced today that it has commenced an exchange offer (the “Exchange Offer”) for up to $122,549,019 aggregate principal amount of its outstanding 4.875% Senior Notes due 2009 (the “2009 Senior Notes”).
Upon the terms and subject to the conditions of the Exchange Offer, the Company is offering to exchange $1,020 principal amount of its new 5.75% Junior Subordinated Convertible Debentures due 2029 (the “2029 Debentures”) for each $1,000 principal amount of its 2009 Senior Notes, provided that the maximum aggregate principal amount of 2029 Debentures that the Company will issue is $125,000,000 (the “Maximum Issue Amount”). The Company will accept for exchange a maximum aggregate principal amount of 2009 Senior Notes validly tendered and not validly withdrawn (with adjustments downward to avoid the exchange of 2009 Senior Notes in a principal amount other than integral amounts of $1,000) on a pro rata basis, such that the aggregate principal amount of 2029 Debentures issued in the Exchange Offer does not exceed the Maximum Issue Amount. As of September 8, 2009, the aggregate principal amount of 2009 Senior Notes outstanding was $192.6 million. The Company will also pay in cash accrued and unpaid interest on the 2009 Senior Notes accepted for exchange from the last applicable interest payment date to, but excluding, the date on which the exchange of the 2009 Senior Notes accepted for exchange are settled. The 2029 Debentures will be issued only in denominations of $1,000 and integral multiples of $1,000.
The Exchange Offer is subject to certain conditions, including the condition that the registration statement to the Exchange Offer shall not be subject to a stop order and no proceedings for that purpose shall have been instituted or be pending or, to the Company’s knowledge, be contemplated or threatened by the Securities and Exchange

Commission (“SEC”). The Exchange Offer is also conditioned on a minimum aggregate principal amount of 2009 Senior Notes being validly tendered and not validly withdrawn such that at least $50,000,000 aggregate principal amount of 2029 Debentures will be issued in the Exchange Offer.
The Exchange Offer will expire at midnight, New York City time, on October 6, 2009, unless extended or earlier terminated by the Company (the “Expiration Date”). Holders may withdraw their tendered 2009 Senior Notes at any time prior to the expiration of the Exchange Offer.
The 2029 Debentures will be convertible at the holder’s option in certain circumstances and upon the happening of certain events into cash and the Company’s common shares (subject to the Company’s right to pay cash in respect of all or a portion of such shares), if any. The initial conversion rate of the 2029 Debentures will be specified in the indenture, and will equal $1,000, divided by the initial conversion price. The initial conversion price will be equal to the greater of (i) 125% of the “average VWAP” and (ii) $11.93 (the “Minimum Conversion Price”). The “average VWAP” means the arithmetic average of the “daily VWAP” for each trading day during the three trading day period ending on, and including, the second business day prior to the Expiration Date, rounded to four decimal places. The “daily VWAP” for any trading day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CVG.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one common share on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. The conversion rate, and thus the conversion price, will be subject to adjustment as described in the prospectus. Because the initial conversion price will not be less than $11.93, in no event will the initial conversion rate be greater than 83.8223 of the Company’s common shares per $1,000 principal amount of 2029 Debentures. Throughout the Exchange Offer, holders of 2009 Senior Notes can obtain the indicative average VWAP and the resulting indicative initial conversion price and initial conversion rate with respect to the 2029 Debentures at http://www.dfking.com/convergys and from the Information Agent at one of its numbers listed on the back cover of the prospectus.
The Company has filed a registration statement (the “Registration Statement”) relating to the Exchange Offer with the SEC and such Registration Statement has been declared effective. The Sole Lead Dealer Manager for the Exchange Offer is J.P. Morgan Securities, Inc. For additional information, you may contact J.P. Morgan Securities, Inc. at (800) 261-5767 (U.S. toll free) or (212) 622-2781. Copies of the prospectus relating to the Exchange Offer, which is contained in the Registration Statement, and the related Letter of Transmittal will be made available to holders of 2009 Senior Notes and may be obtained from D.F. King & Co., Inc., the Information Agent for the Exchange Offer, at (800) 290-6427 (U.S. toll free) or (212) 269-5550. The prospectus contained in the Registration Statement and the related Letter of Transmittal will also be available free of charge at the SEC’s website at www.sec.gov or by contacting the Company’s Corporate Secretary’s Office at 201 East Fourth Street, Cincinnati, Ohio 45202, telephone number (513) 723-7000.
Before any holder tenders 2009 Senior Notes or otherwise makes any investment decision with respect to the 2009 Senior Notes or the 2029 Debentures, the holder is urged to read the prospectus relating to the Exchange Offer, which is contained in the Registration Statement, and the other documents that the Company has filed or will file with the SEC, including the documents that are incorporated by reference into the prospectus relating to the Exchange Offer, because such documents contain important information.
This press release is neither an offer to sell or exchange securities, nor a solicitation of an offer to buy or exchange any securities. There shall not be any exchange of 2029 Debentures for 2009 Senior Notes pursuant to the Exchange Offer in any jurisdiction in which such exchange would be unlawful prior to registration or qualification under the laws of such jurisdiction.
About Convergys
Convergys Corporation (NYSE: CVG) is a global leader in relationship management. We provide solutions that drive more value from the relationships our clients have with their customers and employees. Convergys turns these everyday interactions into a source of profit and strategic advantage for our clients.
For more than 30 years, our unique combination of domain expertise, operational excellence, and innovative technologies has delivered process improvement and actionable business insight to clients that now span more than 70 countries and 35 languages.
Convergys is a member of the S&P 500 and has been voted a Fortune Most Admired Company for nine consecutive years. We have approximately 70,000 employees in 83 customer contact centers and other facilities in the United States, Canada, Latin America, Europe, the Middle East, and Asia, and our global headquarters in Cincinnati, Ohio. For more information, visit www.convergys.com
(Convergys and the Convergys logo are registered trademarks of Convergys Corporation.)
Contacts:
David Stein, Investor Relations
+1 513 723 7768 or investor@convergys.com
John Pratt, Corporate Communications
+1 513 723 3333 or john.pratt@convergys.com

Forward Looking Information
This news release contains forward-looking statements. Actual results of the Company could differ materially from those discussed herein. Particular uncertainties that could adversely or positively affect the Company’s future results include: the consummation of the Exchange Offer; the behavior of financial markets including fluctuations in interest or exchange rates; continued volatility and further deterioration of the capital markets; the impact of regulation and regulatory, investigative, and legal actions; strategic actions, including acquisitions and dispositions; future integration of acquired businesses; future financial performance of major industries which the Company serves; the loss of a significant client or significant business from a client; difficulties in completing a contract or implementing its provisions; and numerous other matters of national, regional, and global scale including those of the political, economic, business, and competitive nature. These uncertainties may cause the Company’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. Please refer to the Company’s most recent news releases and filings with the SEC for additional information including risk factors. The Company does not undertake to update forward-looking statements, except as required by law, as a result of new information or future events or developments.